As filed with the Securities and Exchange Commission on February 5, 2008           Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-3607736
(State of Incorporation)	(I.R.S. Employer Identification No.)

28903 North Avenue Paine
Valencia, California 91355
(Address of principal executive offices)

2004 Equity Incentive Plan
(Full title of the plans)
Alfred E. Mann
Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine
Valencia, California 91355
Tel: (661) 775-5300
Fax: (661) 775-2080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Thomson, Esq. MannKind Corporation 28903 North Avenue Paine Valencia, California 91355 Tel: (661) 775-5300 Fax: (661) 775-2080	D. Bradley Peck, Esq. Ethan E. Christensen, Esq. Cooley Godward Kronish llp 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000 Fax: (858) 550-6420

CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.01 per share)	5,000,000 shares	$7.37	$36,850,000	$1,448.21

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement shall also cover any additional shares of our Common Stock that may become issuable under the 2004 Equity Incentive Plan, or 2004 EIP, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Common Stock.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on January 28, 2008, as reported on the Nasdaq Global Market.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 99.1

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NO. 333-117811, NO. 333-127876 and NO. 333-137332
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 EIP, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on July 30, 2004 (File No. 333-117811), August 26, 2005 (File No. 333-127876) and September 15, 2006 (File No. 333-137332). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
Item 8. Exhibits.

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)

4.3	Amended and Restated Bylaws. (3)

4.4	Form of Common Stock Certificate. (1)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	MannKind Corporation 2004 Equity Incentive Plan.

99.2	Form of Stock Option Agreement under the MannKind Corporation 2004 Equity Incentive Plan. (4)

99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan. (5)

(1)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the Commission on April 30, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated November 19, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to our Current Report on Form 8-K dated May 31, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California on February 1, 2008.

MannKind Corporation
By:	/s/ Alfred E. Mann
Alfred E. Mann
Chief Executive Officer and Chairman

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Hakan S. Edstrom, Richard L. Anderson and David Thomson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alfred E. Mann Alfred E. Mann	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 1, 2008

/s/ Hakan S. Edstrom Hakan S. Edstrom	President, Chief Operating Officer and Director	February 1, 2008

/s/ Richard L. Anderson Richard L. Anderson	Corporate Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2008

/s/ A. E. Cohen A. E. Cohen	Director	February 1, 2008

/s/ Ronald Consiglio Ronald Consiglio	Director	February 1, 2008

/s/ Michael Friedman, M.D. Michael Friedman, M.D.	Director	February 1, 2008

/s/ Kent Kresa Kent Kresa	Director	February 1, 2008

/s/ David MacCallum David MacCallum	Director	February 1, 2008

/s/ Heather Hay Murren Heather Hay Murren	Director	February 1, 2008

/s/ Henry L. Nordhoff Henry L. Nordhoff	Director	February 1, 2008

EXHIBIT INDEX

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)

4.3	Amended and Restated Bylaws. (3)

4.4	Form of Common Stock Certificate. (1)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	MannKind Corporation 2004 Equity Incentive Plan.

99.2	Form of Stock Option Agreement under the MannKind Corporation 2004 Equity Incentive Plan. (4)

99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan. (5)

(1)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the Commission on April 30, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K dated November 19, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to our Current Report on Form 8-K dated May 31, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.